Exhibit 99.1

Cross Country Healthcare Announces First Quarter 2019 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--May 1, 2019--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its first quarter ended March 31, 2019.

FINANCIAL HIGHLIGHTS:

Dollars are in thousands, except per share amounts	Q1 2019	Variance Q1 2019 vs Q1 2018	Variance Q1 2019 vs Q4 2018

Revenue	$195,171	(7)%	(3)%

Gross profit margin*	24.7%	(90) bps	(50) bps

Net loss attributable to common shareholders	$(1,767)	(207)%	91%

Diluted EPS	$(0.05)	$(0.10)	$0.50

Adjusted EBITDA*	$3,613	(57)%	(41)%

Adjusted EPS*	$0.02	$(0.04)	$0.02

Cash flows from operations	$12,787	(4)%	NM

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.
NM - Not meaningful

“Following my first few months back with Cross Country, I am pleased with the progress we are making, and I am seeing momentum across our teams,” said Kevin C. Clark, President and Chief Executive Officer. He continued, “We continue to see favorable market dynamics and we are making the necessary changes to our business in order to best position the Company for success.”

First quarter consolidated revenue was $195.2 million, a decrease of 7% year-over-year and 3% sequentially. Consolidated gross profit margin was 24.7%, down 90 basis points year-over-year and 50 basis points sequentially. Net loss attributable to common shareholders was $1.8 million compared to net income of $1.6 million in the prior year and a net loss of $19.7 million in the prior quarter. Diluted EPS was a loss of $0.05 per share compared to income of $0.05 per share in the prior year and a loss of $0.55 per share in the prior quarter. Adjusted EBITDA was $3.6 million or 1.9% of revenue, as compared with $8.4 million or 4.0% of revenue in the prior year, and $6.2 million or 3.1% of revenue in the prior quarter. Adjusted EPS was $0.02 in the current quarter as compared to income of $0.06 in the prior year and $0.00 in the prior quarter.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $176.1 million, a decrease of 5% year-over-year and 2% sequentially. Contribution income in this segment was $14.2 million, down from $16.8 million in the prior year, and down from $16.2 million in the prior quarter. Average field FTEs decreased to 7,017 from 7,466 in the prior year and 7,056 in the prior quarter. Revenue per FTE per day was $279 compared to $275 in the prior year and $277 in the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $16.2 million, a decrease of 25% year-over-year and 11% sequentially. Contribution income was $0.4 million, down from $1.5 million in the prior year, and $0.6 million in the prior quarter. Total days filled were 10,280 as compared with 14,250 in the prior year and 11,663 in the prior quarter. Revenue per day filled was $1,572 as compared with $1,513 in the prior year and $1,565 in the prior quarter.

Search Services

Revenue from Search Services was $2.9 million, a decrease of 19% year-over-year and 6% sequentially. Segment contribution loss was $0.3 million for the current quarter compared to income of $0.3 million in the prior year, and a loss of $0.1 million in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow from operations for the quarter was $12.8 million, compared to $13.3 million in the prior year. During the first quarter, the Company made an optional principal prepayment of $7.5 million on its term loan.

As of March 31, 2019, the Company had $18.3 million in cash and cash equivalents and a $76.4 million principal balance on its term loan. As of March 31, 2019, there were no amounts drawn on the Company's revolving credit facility and $20.6 million of letters of credit outstanding.

Outlook for Second Quarter 2019

The guidance below applies only to management’s expectations for the second quarter of 2019.

	Q2 2019 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$197 million - $202 million	(4)% - (1)%	1% - 3%

Gross profit margin	24.8% - 25.3%	(140) - (90) bps	10 - 60 bps

Adjusted EBITDA	$4.0 million - $5.0 million	(54)% - (43)%	11% - 38%

Adjusted EPS	$(0.01) - $0.01	$(0.06) - $(0.04)	$(0.03) - $(0.01)

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any changes in debt structure, or any future share repurchases. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, May 1, 2019, at 5:00 P.M. Eastern Time to discuss its first quarter 2019 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from May 1st through May 15th at the Company's website and a replay of the conference call will be available by telephone by calling 800-839-5574 from anywhere in the U.S. or 203-369-3669 from non-U.S. locations - Passcode: 2019.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our more than 30 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 69 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed service programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, predictive modeling, and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned.]Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2019	2018	2018

Revenue from services	$195,171	$210,288	$200,907
Operating expenses:
Direct operating expenses	146,917	156,535	150,348
Selling, general and administrative expenses	46,036	45,634	45,226
Bad debt expense	270	199	892
Depreciation and amortization	2,984	2,909	3,016
Acquisition-related contingent consideration (a)	247	213	2,108
Acquisition and integration costs (b)	265	115	230
Restructuring costs (c)	1,140	435	779
Impairment charges (d)	—	—	22,423
Total operating expenses	197,859	206,040	225,022
(Loss) income from operations	(2,688)	4,248	(24,115)
Other expenses (income):
Interest expense	1,422	1,266	1,429
Loss on early extinguishment of debt (e)	360	—	43
Other income, net	(82)	(101)	(49)
(Loss) income before income taxes	(4,388)	3,083	(25,538)
Income tax (benefit) expense	(3,012)	1,163	(6,195)
Consolidated net (loss) income	(1,376)	1,920	(19,343)
Less: Net income attributable to noncontrolling interest in subsidiary	391	278	348
Net (loss) income attributable to common shareholders	$(1,767)	$1,642	$(19,691)

Net (loss) income per share attributable to common shareholders - Basic	$(0.05)	$0.05	$(0.55)

Net (loss) income per share attributable to common shareholders - Diluted	$(0.05)	$0.05	$(0.55)

Weighted average common shares outstanding:
Basic	35,700	35,803	35,582
Diluted (f)	35,700	36,087	35,582

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2019	2018	2018
Adjusted EBITDA: (g)
Net (loss) income attributable to common shareholders	$(1,767)	$1,642	$(19,691)
Interest expense	1,422	1,266	1,429
Income tax (benefit) expense	(3,012)	1,163	(6,195)
Depreciation and amortization	2,984	2,909	3,016
Acquisition-related contingent consideration (a)	247	213	2,108
Acquisition and integration costs (b)	265	115	230
Restructuring costs (c)	1,140	435	779
Impairment charges (d)	—	—	22,423
Loss on early extinguishment of debt (e)	360	—	43
Other income, net	(82)	(101)	(49)
Equity compensation	531	469	1,211
Applicant tracking system costs (h)	1,134	—	501
Net income attributable to noncontrolling interest in subsidiary	391	278	348
Adjusted EBITDA (g)	$3,613	$8,389	$6,153

Adjusted EPS: (i)
Numerator:
Net (loss) income attributable to common shareholders	$(1,767)	$1,642	$(19,691)
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	247	213	2,108
Acquisition and integration costs (b)	265	115	230
Restructuring costs (c)	1,140	435	779
Impairment charges (d)	—	—	22,423
Loss on early extinguishment of debt (e)	360	—	43
Applicant tracking system costs (h)	1,134	—	501
Nonrecurring income tax adjustments	—	—	122
Tax impact of non-GAAP adjustments	(834)	(269)	(6,668)
Adjusted net income (loss) attributable to common shareholders - non-GAAP	$545	$2,136	$(153)

Denominator:
Weighted average common shares - basic, GAAP	35,700	35,803	35,582
Dilutive impact of share-based payments	97	284	—
Adjusted weighted average common shares - diluted, non-GAAP	35,797	36,087	35,582

Reconciliation:
Diluted EPS, GAAP	$(0.05)	$0.05	$(0.55)
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	0.01	0.01	0.06
Acquisition and integration costs (b)	0.01	—	0.01
Restructuring costs (c)	0.03	0.01	0.02
Impairment charges (d)	—	—	0.63
Loss on early extinguishment of debt (e)	0.01	—	—
Applicant tracking system costs (h)	0.03	—	0.01
Tax impact of non-GAAP adjustments	(0.02)	(0.01)	(0.18)
Adjustment for change in dilutive shares	—	—	—
Adjusted EPS, non-GAAP (i)	$0.02	$0.06	$—

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$18,286	$16,019
Accounts receivable, net	154,758	166,128
Prepaid expenses	4,844	6,208
Insurance recovery receivable	7,003	4,186
Other current assets	1,593	2,364
Total current assets	186,484	194,905
Property and equipment, net	13,641	13,628
Operating lease right-of-use assets	20,965	—
Goodwill	101,081	101,060
Trade names, indefinite-lived	20,402	20,402
Other intangible assets, net	53,298	55,182
Non-current deferred tax assets	26,944	23,750
Other non-current assets	18,620	18,076
Total assets	$441,435	$427,003

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$48,143	$43,744
Accrued employee compensation and benefits	31,690	33,332
Current portion of long-term debt	—	5,235
Operating lease liabilities - current	5,063	—
Other current liabilities	4,892	3,075
Total current liabilities	89,788	85,386
Long-term debt, less current portion	75,489	77,944
Operating lease liabilities - non-current	22,426	—
Long-term accrued claims	29,887	29,299
Contingent consideration	4,812	7,409
Other long-term liabilities	3,023	8,767
Total liabilities	225,425	208,805

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	302,802	303,048
Accumulated other comprehensive loss	(1,661)	(1,462)
Accumulated deficit	(85,829)	(84,062)
Total Cross Country Healthcare, Inc. stockholders' equity	215,316	217,528
Noncontrolling interest in subsidiary	694	670
Total stockholders' equity	216,010	218,198
Total liabilities and stockholders' equity	$441,435	$427,003

Cross Country Healthcare, Inc.
Segment Data (j)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	March 31,	% of	March 31,	% of	December 31,	% of	% change	% change
	2019	Total	2018	Total	2018	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$176,073	90%	$185,105	88%	$179,514	89%	(5)%	(2)%
Physician Staffing	16,159	8%	21,560	10%	18,253	9%	(25)%	(11)%
Search Services	2,939	2%	3,623	2%	3,140	2%	(19)%	(6)%
	$195,171	100%	$210,288	100%	$200,907	100%	(7)%	(3)%

Contribution income: (k)
Nurse and Allied Staffing	$14,156		$16,760		$16,162		(16)%	(12)%
Physician Staffing	405		1,500		565		(73)%	(28)%
Search Services	(283)		312		(96)		(191)%	(195)%
	14,278		18,572		16,631		(23)%	(14)%

Corporate overhead (l)	12,330		10,652		12,190		(16)%	(1)%
Depreciation and amortization	2,984		2,909		3,016		(3)%	1%
Acquisition-related contingent consideration (a)	247		213		2,108		(16)%	88%
Acquisition and integration costs (b)	265		115		230		(130)%	(15)%
Restructuring costs (c)	1,140		435		779		(162)%	(46)%
Impairment charges (d)	—		—		22,423		—%	100%
(Loss) income from operations	$(2,688)		$4,248		$(24,115)		(163)%	111%

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2019	2018	2018

Net cash provided by (used in) operating activities	$12,787	$13,273	$(760)
Cash used in investing activities	(1,245)	(1,027)	(3,124)
Net cash used in financing activities	(9,295)	(5,149)	(8,176)
Effect of exchange rate changes on cash	20	(13)	14
Change in cash and cash equivalents	2,267	7,084	(12,046)
Cash and cash equivalents at beginning of period	16,019	25,537	28,065
Cash and cash equivalents at end of period	$18,286	$32,621	$16,019

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,	March 31,	December 31,
	2019	2018	2018

Consolidated gross profit margin (m)	24.7%	25.6%	25.2%

Nurse and Allied Staffing statistical data:
FTEs (n)	7,017	7,466	7,056
Average Nurse and Allied Staffing revenue per FTE per day (o)	$279	$275	$277

Physician Staffing statistical data:
Days filled (p)	10,280	14,250	11,663
Revenue per day filled (q)	$1,572	$1,513	$1,565

(a)	Acquisition-related contingent consideration represents the fair value and accretion adjustments to the contingent consideration liabilities for prior acquisitions, primarily the Mediscan acquisition.
(b)	Acquisition and integration costs are related to the Advantage RN, LLC acquisition that closed effective July 1, 2017 and the American Personnel, Inc. acquisition that closed effective December 1, 2018, as well as expenses incurred for potential transactions.
(c)	Restructuring costs are comprised of severance and lease consolidations-related expenses incurred as part of separate and discrete cost savings and transformation initiatives.
(d)	Impairment charges are noncash charges related to the goodwill and trade names of the physician staffing segment.
(e)	Loss on early extinguishment of debt is related to the write-off of debt issuance costs as a result of an optional reduction in borrowing capacity in the revolving credit facility exercised in the first quarter of 2019, and an optional prepayment on the Company's term loans of $7.5 million made in the first quarter of 2019.
(f)	Due to the net loss for the three months ended March 31, 2019 and December 31, 2018, 97 and 148 shares (in thousands) were excluded from diluted weighted average shares.
(g)	Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax (benefit) expense, depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges, gain on derivative liability, loss on early extinguishment of debt, gain or loss on sale of business, other income, net, equity compensation, applicant tracking system costs, legal settlement charges, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(h)	Applicant tracking system costs for the three months ended March 31, 2019 and December 31, 2018 are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in unallocated corporate overhead in segment data.
(i)	Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges, gain on derivative liability, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, legal settlement charges, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.
(j)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(k)

Contribution income is defined as income or loss from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(l)	Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).
(m)	Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(n)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)	Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses.
(p)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours. Prior periods have been recalculated to include the impact of the accrued revenue.
(q)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented. Prior periods have been recalculated to include the impact of the accrued revenue and days.

CONTACT:
Cross Country Healthcare, Inc.
William J. Burns, 561-237-2002
Executive Vice President and Chief Financial Officer
wburns@crosscountry.com